EXHIBIT 5.1
May 1, 2009
Range Resources Corporation
100 Throckmorton Street, Suite 1200
Fort Worth, Texas 76102
     RE: Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel for Range Resources Corporation, a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the resale by certain stockholders of the Company from time to time, pursuant to Rule 415 under the Securities Act of up to 373,623 shares of common stock, par value $0.01 per share, of the Company (the “Common Shares”).
     In connection with the opinion expressed herein, we have examined, among other things, (i) the Restated Certificate of Incorporation, the Certificate of First Amendment to the Restated Certificate of Incorporation and the Amended and Restated By-laws of the Company, each as amended and in effect as of the date hereof (ii) the Registration Statement, (iii) the prospectus contained in the Registration Statement (the “Prospectus”) and (iv) the records of corporate proceedings that have occurred prior to the date hereof with respect to the issuance of the Common Shares and the Registration Statement and (v) such other certificates, instruments and documents as we considered appropriate for purposes of the opinion expressed herein. We have also reviewed such questions of law as we have deemed necessary or appropriate.
     As to any matters of fact relevant to the opinion expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers or other representatives of the Company, without further investigation as to the facts set forth therein.
     In connection with the opinion expressed herein, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) each person signing in a representative capacity any document reviewed by us had authority to sign in such capacity; (vi) the Common Shares will be sold

Vinson & Elkins LLP Attorneys at Law Abu Dhabi Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Shanghai Tokyo Washington	First City Tower, 1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel 713.758.2222 Fax 713.758.2346 www.velaw.com

Range Resources Corporation     May 1, 2009     Page 2
in compliance with applicable federal and state securities laws and in the manner stated in the Prospectus and the Registration Statement; and (vii) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective.
     Based upon the foregoing, we are of the opinion that the Common Shares are duly authorized, validly issued, fully paid and non-assessable.
     The foregoing opinion is limited in all respects to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, in each case as in effect on the date hereof.
     We express no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign, or to any matter other than as expressly set forth above, and no opinion on any other matter may be inferred or implied herefrom. The opinion expressed herein is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.
     We hereby consent to the statements with respect to us under the heading “Validity of the Securities” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement, but we do not thereby admit that we are within the class of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,
/s/ Vinson & Elkins L.L.P.